UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2018 (September 6, 2018)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other events.

SCI Engineered Materials, Inc. announced it expects revenue for the second half of 2018 to be substantially higher, rather than similar, as previously disclosed on August 1, 2018, and also expects record net income for the full-year 2018. Revenue for the second half of 2018 is anticipated to be at least $1.1 million or 25% higher than the first half of this year and could increase further based on forecasts received from our customers. Backlog has continued to increase since June 30, 2018, and includes a few new substantial orders involving relatively low margin business. A majority of those orders are expected to ship before year-end 2018. Additionally, we anticipate second half 2018 net income to be similar to the first half of this year and contribute to record net income for the full-year 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: September 6, 2018	By	/s/ Daniel Rooney
Daniel Rooney
President and Chief Executive Officer